497 1 d497.htm SMITH BARNEY VARIOUS FUNDS
                  SUPPLEMENT DATED JUNE 2, 2005
                             TO THE
                          PROSPECTUSES
                             OF THE
                      FUNDS INDICATED BELOW
The section of each of the Prospectuses for the Funds listed below entitled "Management-Recent Developments" is deleted and replaced with the following:
On May 31, 2005, the U.S. Securities and Exchange Commission ("SEC") issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management LLC ("SBFM") and Citigroup Global Markets Inc. ("CGMI") relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the "Funds").
The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 ("Advisers Act"). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group ("First Data"), the Funds' then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management ("CAM"), the Citigroup business unit that includes the fund's investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds' boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds' best interests and
                                1

that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.
The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, will be paid to the U.S. Treasury and then distributed pursuant to a plan to be prepared by Citigroup and submitted within 90 days of the entry of the order for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.
The order requires SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submits a proposal to serve as transfer agent or sub-transfer agent, an independent monitor must be engaged at the expense of SBFM and CGMI to oversee a competitive bidding process. Under the order, Citigroup also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004. That policy, as amended, among other things, requires that when requested by a Fund board, CAM will retain at its own expense an independent consulting expert to advise and assist the board on the selection of certain service providers affiliated with Citigroup.
At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the Funds.
                                2


CITIFUNDS TRUST I
SMITH BARNEY EMERGING MARKETS EQUITY FUND         January 4, 2005

CITIFUNDS TRUST III
CITI CONNECTICUT TAX FREE RESERVES SMITH          December 31,
BARNEY CONNECTICUT MONEY MARKET PORTFOLIO        2004
Class A and Y Shares

SB ADJUSTABLE RATE INCOME FUND                    September 28,
                                                2004
Smith Barney Shares

SMITH BARNEY AGGRESSIVE GROWTH                    December 29,
FUND INC.                                        2004

SMITH BARNEY ALLOCATION SERIES INC.               May 31, 2005
BALANCED PORTFOLIO
CONSERVATIVE PORTFOLIO
GROWTH PORTFOLIO
HIGH GROWTH PORTFOLIO
INCOME PORTFOLIO
                                3


SMITH BARNEY APPRECIATION FUND INC.               April 30, 2005

SMITH BARNEY ARIZONA MUNICIPALS                   September 28,
FUND INC.                                        2004

SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.      June 28, 2004

SMITH BARNEY CORE PLUS BOND FUND INC.             March 18, 2005

SMITH BARNEY EQUITY FUNDS                         May 31, 2005
SMITH BARNEY SOCIAL AWARENESS FUND

SMITH BARNEY FUNDAMENTAL VALUE                    January 28, 2005
FUND INC.

SMITH BARNEY FUNDS, INC.
SMITH BARNEY LARGE CAP VALUE FUND                 April 29, 2005
SMITH BARNEY SHORT-TERM INVESTMENT GRADE BOND     April 29, 2005
FUND
U.S. GOVERNMENT SECURITIES FUND                   April 29, 2005

SMITH BARNEY INCOME FUNDS
SMITH BARNEY DIVIDEND AND INCOME FUND             November 26,
                                                2004
SB CONVERTIBLE FUND                               November 26,
                                                2004
Smith Barney Shares
SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND    November 26,
                                                2004
SMITH BARNEY EXCHANGE RESERVE FUND                November 26,
                                                2004
SMITH BARNEY HIGH INCOME FUND                     November 26,
                                                2004
SMITH BARNEY MUNICIPAL HIGH INCOME FUND           November 26,
                                                2004
SB CAPITAL AND INCOME FUND                        April 29, 2005
Smith Barney Shares
SMITH BARNEY TOTAL RETURN BOND FUND               November 26,
                                                2004
                                4



SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT        September 28,
FUND INC.                                        2004
CASH PORTFOLIO
GOVERNMENT PORTFOLIO
MUNICIPAL PORTFOLIO

SMITH BARNEY INVESTMENT FUNDS INC.
SMITH BARNEY GOVERNMENT SECURITIES FUND           April 29, 2005
SMITH BARNEY HANSBERGER GLOBAL VALUE FUND         August 28, 2004
SMITH BARNEY INVESTMENT GRADE BOND FUND           April 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL      August 28, 2004
CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -          August 2, 2004,
BALANCED ALL CAP GROWTH AND VALUE FUND           as revised
                                                August 28, 2004
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -          August 28, 2004
GLOBAL ALL CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - LARGE    August 28, 2004
CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL      April 1, 2005
CAP AND INTERNATIONAL FUND
SMITH BARNEY REAL RETURN STRATEGY FUND            November 8, 2004
SMITH BARNEY SMALL CAP VALUE FUND                 January 28, 2005
SMITH BARNEY SMALL CAP GROWTH FUND                January 28, 2005

SMITH BARNEY INVESTMENT SERIES
SB GROWTH AND INCOME FUND                         February 25,
                                                2005
Smith Barney Shares
SMITH BARNEY INTERNATIONAL FUND                   February 25,
                                                2005
                                5


SMITH BARNEY DIVIDEND STRATEGY FUND               February 25,
                                                2005

SMITH BARNEY INVESTMENT TRUST
SMITH BARNEY INTERMEDIATE MATURITY CALIFORNIA     March 28, 2005
MUNICIPALS FUND
SMITH BARNEY INTERMEDIATE MATURITY NEW YORK       March 28, 2005
MUNICIPALS FUND
SMITH BARNEY LARGE CAPITALIZATION GROWTH FUND     March 28, 2005
SMITH BARNEY MID CAP CORE FUND                    March 28, 2005
SMITH BARNEY CLASSIC VALUES FUND                  March 28, 2005
SMITH BARNEY MANAGED MUNICIPALS FUND INC.         June 28, 2004
SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND        March 29, 2005
SMITH BARNEY MONEY FUNDS, INC.                    April 29, 2005
CASH PORTFOLIO
GOVERNMENT PORTFOLIO

SMITH BARNEY MUNI FUNDS
CALIFORNIA MONEY MARKET PORTFOLIO                 July 29, 2004
FLORIDA PORTFOLIO                                 July 29, 2004
GEORGIA PORTFOLIO                                 July 29, 2004
LIMITED TERM PORTFOLIO                            July 29, 2004
MASSACHUSETTS MONEY MARKET PORTFOLIO              July 29, 2004
NATIONAL PORTFOLIO                                July 29, 2004
NEW YORK MONEY MARKET PORTFOLIO                   July 29, 2004
NEW YORK PORTFOLIO                                July 29, 2004
PENNSYLVANIA PORTFOLIO                            July 29, 2004
SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC.    July 29, 2004

SMITH BARNEY NEW JERSEY MUNICIPALS FUND, INC.     July 29, 2004
                                6



SMITH BARNEY OREGON MUNICIPALS FUND               August 27, 2004

SMITH BARNEY PRINCIPAL RETURN FUND
SECURITY AND GROWTH FUND                          March 30, 2005

SMITH BARNEY SECTOR SERIES FUND INC.              February 25,
                                                2005
SMITH BARNEY FINANCIAL SERVICES FUND
SMITH BARNEY HEALTH SCIENCES FUND
SMITH BARNEY TECHNOLOGY FUND

SMITH BARNEY SMALL CAP CORE FUND, INC.            April 29, 2005

SMITH BARNEY TRUST II
SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH FUND    February 25,
                                                2005
SMITH BARNEY INTERNATIONAL LARGE CAP FUND         April 29, 2005
SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES       February 25,
FUND                                             2005
SMITH BARNEY CAPITAL PRESERVATION FUND            February 25,
                                                2005
SMITH BARNEY CAPITAL PRESERVATION FUND II         February 25,
                                                2005
SMITH BARNEY SHORT DURATION MUNICIPAL INCOME      February 25,
FUND                                             2005

SMITH BARNEY WORLD FUNDS, INC.
SMITH BARNEY INFLATION MANAGEMENT FUND            February 28,
                                                2005
INTERNATIONAL ALL CAP GROWTH PORTFOLIO            February 28,
                                                2005
FD